Horizon Technology Finance Corporation Announces Monroe Capital’s Agreement to Acquire Horizon Technology Finance Management

Farmington, Connecticut – February 23, 2023 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today announced that an affiliate of Monroe Capital LLC (“Monroe Capital”), a premier boutique middle market asset manager, has entered into a definitive agreement to acquire Horizon Technology Finance Management LLC (“HTFM”), the investment adviser to the Company (the “Transaction”), and that the Company’s Board of Directors has unanimously approved a new investment advisory agreement with HTFM, subject to stockholder approval and the closing of the Transaction.

The terms of the proposed new investment advisory agreement between the Company and HTFM are substantially similar to the existing agreement between HTFM and the Company.

In connection with the Transaction, HTFM’s current management team and investment personnel are expected to continue to serve as officers and senior management of the Company and the Company plans to maintain and expand its venture lending investment strategy. Monroe Capital and HTFM believe that the Transaction will allow the Company to benefit from the ability to capture a broader range of investment opportunities designed to enhance shareholder value in both the near and long-term as a result of access to Monroe Capital’s fundraising capabilities and overall investment platform. Monroe is a market leader in private credit with a 20-year track record and approximately $16 billion in assets under management.

Monroe Capital Chairman and Chief Executive Officer Ted Koenig commented, “Horizon has assembled a high-quality portfolio and strong market position that we intend to continue to scale into a market leader in venture lending. Monroe has a robust asset management, direct origination and fundraising platform, along with a proven ability to generate consistent and differentiated returns for investors. We continue to look for ways to strategically differentiate and scale our asset management platform and Horizon augments our nearly 20-year track record and expertise in specialty lending areas, including software and technology, specialty finance, independent sponsor finance, opportunistic, media and entertainment, sports, fintech and real estate. This acquisition will allow us to better serve our limited partners and other investors with additional product expertise with a proven management team dedicated to venture lending.”

“We believe this transaction combining Horizon’s established presence in the venture lending market and Monroe’s deep credit experience offers a compelling opportunity to participate in the future growth potential of the Horizon portfolio under a larger, more diversified manager, led by a highly experienced investment team. Monroe’s long-term investment approach, emphasizing return consistency and downside protection for investors, is further enhanced by adding a core venture lending strategy to the platform,” said Zia Uddin, Monroe Capital President & Co-Portfolio Manager, Institutional Portfolios.

Rob Pomeroy, Chairman and Chief Executive Officer of HTFM, said, “We are confident that Monroe Capital’s platform is a natural fit for HTFM and we believe joining with the Monroe Capital team has the ability to create great value for Horizon shareholders. Our cultures and values are aligned, and with the ability to access Monroe Capital’s platform and infrastructure moving forward, we believe Horizon will experience increased investment opportunities with greater diversity, with potentially reduced expenses through economies of scale. We are excited to be partnering with Monroe Capital as we continue to deliver additional value for Horizon’s shareholders.”

Consummation of the Transaction is subject to customary closing conditions, including approval of the new investment advisory agreement with HTFM by the Company’s stockholders. The Company’s Board of Directors unanimously recommends that the Company’s stockholders approve HTFM to continue as the Company’s investment adviser. Senior management of HTFM has agreed to vote their shares in favor of the acquisition transaction.

Dechert LLP is acting as legal counsel, and Broadhaven Capital Partners is acting as financial advisor, to HTFM. Nelson, Mullins, Riley & Scarborough LLP is acting as legal counsel, and JMP Securities, a Citizens Company is acting as financial advisor, to Monroe Capital. Blank Rome LLP is acting as legal counsel to the Company’s independent directors.

About Monroe Capital LLC

Monroe Capital is a premier boutique asset management firm specializing in private credit markets across various strategies, including direct lending, asset-based lending, specialty finance, opportunistic and structured credit, and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Los Angeles, Miami, Naples, New York, San Francisco, and Seoul.

Monroe has been recognized by both its peers and investors with various awards including Global M&A Network as the 2022 Small Mid-Markets Lender of the Year, Americas; Private Debt Investor as the 2021 Senior Lender of the Year, 2021 Lower Mid-Market Lender of the Year, Americas; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information, please visit www.monroecap.com.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of HRZN is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon Technology Finance Management LLC is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Portland, Maine, Austin, Texas, and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

In connection with the proposed transaction, Horizon Technology Corporation intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (“Proxy Statement”) that will provide additional information about the proposed transaction.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, AMONG OTHER THINGS, ABOUT HORIZON TECHNOLOGY FINANCE CORPORATION, HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC, MONROE CAPITAL LLC, AND THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT.  Investors and stockholders may obtain these documents (and any other documents filed by the Company with the SEC) free of charge at the SEC’s website at http://www.sec.gov and from Horizon Technology Finance Corporation’s website (www.horizon techfinance.com).  Investors and stockholders may also obtain free copies of the proxy statement (when it becomes available) and other documents filed with the SEC by Horizon Technology Finance Corporation free of charge by contacting Garrett Edson, Horizon Technology Finance Corporation’s Investor Relations contact, at 860-284-6450.  Investors and stockholders are urged to read the Proxy Statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed new investment advisory agreement.

Participants in the Solicitation

Horizon Technology Finance Corporation, Horizon Technology Finance Management LLC, and Monroe Capital LLC may be deemed to be participants in the anticipated solicitation of proxies from the Company’s stockholders in connection with the transaction.  Information regarding Horizon Technology Finance Corporation’s directors and executive officers is available in its definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 22, 2022, and subsequent filings which the Company has made with the SEC.  Information regarding Horizon Technology Finance Management LLC’s directors and officers is available on its Form ADV currently on file with the SEC.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, which may be different than those of the Company’s stockholders generally, will be set forth in the Proxy Statement when and it becomes available and in other relevant materials to be filed with the SEC.  These documents may be obtained free of charge from the sources indicated above.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819